UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2015

NEOGENOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35756	74-2897368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12701 Commonwealth Drive, Suite 9, Fort Myers, Florida	33913
(Address of principal executive offices)	(Zip Code)

(239) 768-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 12, 2015, NeoGenomics, Inc., a Nevada corporation (the “Company”), held an annual meeting of its stockholders (the “2015 Annual Meeting”). At the 2015 Annual Meeting, a total of 42,944,391 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), were present or represented by proxy at the meeting, representing approximately seventy one percent (71%) of the outstanding Common Stock as of April 16, 2015, the record date for the 2015 Annual Meeting. At the 2015 Annual Meeting, two (2) proposals were submitted for a vote of the Company’s stockholders and the related results are as follows:

(1) Proposal No. 1: The election of Douglas M. VanOort, Steven C. Jones, Kevin C. Johnson, Raymond R. Hipp, Bruce K. Crowther, William J. Robison, Lynn A. Tetrault, and Alison L. Hannah for terms until the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified. The stockholders elected the eight (8) directors by the following votes:

Director	Votes For	Votes Withheld	Votes Against	Broker Non-Votes
Douglas M. VanOort	42,091,368	853,023	0	0
Steven C. Jones	40,987,776	1,956,615	0	0
Bruce K. Crowther	41,732,771	1,211,620	0	0
Kevin C. Johnson	37,607,328	5,337,063	0	0
Raymond R. Hipp	37,594,953	5,349,438	0	0
William J. Robison	38,309,410	4,634,981	0	0
Lynn A. Tetrault	42,761,885	182,506	0	0
Alison L. Hannah	42,759,785	184,606	0	0

(2) Proposal No. 2: The approval of an amendment to the Company’s Amended and Restated Equity Incentive Plan (the “Amendment”) to add 2,500,000 shares of the Company’s common stock to the reserve available for new awards. The stockholders approved the Amendment by the following votes:

For	31,323,687
Against	11,576,173
Abstentions	44,531

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.

By:	/s/ George Cardoza
George Cardoza
Chief Financial Officer

Date: June 15, 2015